Exhibit 99.1
Cano Health Announces Financial Results for the Second Quarter 2022

MIAMI, August 9, 2022 /PRNewswire/– Cano Health, Inc. (“Cano Health” or the “Company”) (NYSE: CANO), a leading value-based primary care provider and population health company, today announced financial results for the second quarter ended June 30, 2022.

Second Quarter Financial Results
•Total membership of 281,525, including 163,947 Medicare capitated members, an increase of 80% and 47%, respectively year-over-year
•Total revenue of $689.4 million, an increase of 101% year-over-year
•Net loss of $(14.6) million, benefiting from a $30.2 million fair value adjustment of warrant liabilities
•Adjusted EBITDA1 of $29.4 million, compared to $(15.2) million in the second quarter of 2021; results in the quarter were impacted by $6 million of unfavorable prior year development (PYD) related to Medicare Direct Contracting Entity (DCE) program described below

Accelerated membership growth in the second quarter resulted in a larger proportion of new, higher acuity Medicare Advantage and Medicaid members, contributing to a medical cost ratio2, or MCR, of 82.6%. The acuity of these new members is higher than Cano Health’s historical experience, due to more costly hospital admissions and outpatient procedures, and higher cost branded prescription medications. We expect the MCR of Medicare Advantage and Medicaid members to decrease over the next twelve months, as we diagnose and manage their chronic conditions.

“Cano Health delivered another quarter of strong membership growth, reaching more than 280,000 members,” said Dr. Marlow Hernandez, Chairman and Chief Executive Officer at Cano Health. “We expect new higher acuity members, while pressuring current performance, will provide opportunities for more profitable results going forward as we leverage our population health platform to improve the health of these patients. Furthermore, we will continue to capitalize on our market leading position and the societal tailwinds that underpin the strong demand for the Cano Health model of care.”

New Organizational Leadership
On August 5th, Cano Health announced two new senior positions on its executive leadership team to build on the Company’s success and help drive critical opportunities to strengthen the professional infrastructure across the organization. Bob Camerlinck has been appointed Chief Operating Officer, overseeing the Company’s daily business operations and working closely with executive leadership to implement Cano Health’s strategy and drive sustained performance.

(1) Adjusted EBITDA is a non-GAAP financial measure. A reconciliation of this non-GAAP financial measure to its most directly comparable GAAP financial measure is provided in the Reconciliation of Non-GAAP Adjusted EBITDA table included in this press release. An explanation of this measure and how it is calculated is also included under the heading “Non-GAAP Financial Measures.”
(2) Medical Claims Expense Ratio (MCR) is calculated as third-party medical expense divided by capitated revenue

Amy Charley joined the Company as Chief Administrative Officer and is responsible for the management of administrative functions and overseeing strategy development, organizational governance, and change management.

Guidance
The Company is updating its guidance for full year 2022 provided on June 7, 2022. The updated guidance for full year 2022 is as follows:
•Membership in the range of 300,000 to 305,000, an increase from the prior guidance range of 290,000 to 295,000
•Total revenue in the range of $2.85 billion to $2.90 billion, an increase from the prior guidance range of $2.80 billion to $2.90 billion
•Total medical cost ratio (MCR) in the range of 78.0% to 79.0%, up from the prior range of 76.0% to 76.5%
•The total MCR in the second half of 2022 is expected to be significantly lower than total MCR in the first half of 2022, primarily driven by normal seasonality in medical costs and cost recoveries
•Adjusted EBITDA of approximately $200 million, a decrease from the prior range of $230 million to $240 million
•Revised Adjusted EBITDA guidance includes a net impact of approximately $20 million from higher-than-expected costs from new Medicare Advantage and Medicaid members, $9 million from lower projected DCE contribution, and $6 million of unfavorable PYD from Medicare DCE
•The change in guidance is reflective of 2022 calendar year pressures from new higher acuity members and DCE uncertainty; these factors are expected to reverse in 2023 due to higher per member revenue correlated to higher acuity, and lower third-party medical expenses resulting from patient management
•The Company added six medical centers in the quarter, bringing total medical centers to 143, including 33 centers outside of Florida; the Company expects to operate 184 to 189 by the end of 2022, unchanged from previous guidance

As of August 5, 2022, the Company had approximately 232 million shares of Class A common stock and 254 million shares of Class B common stock issued and outstanding. Total share count for the purposes of calculating market capitalization was approximately 486 million.

Conference Call Information
Cano Health will host a conference call today at 5:00 PM ET to review the Company’s business and financial results for the second quarter ended June 30, 2022.

To access the live call and webcast, please dial (888) 660-6359 for U.S. participants, or +1 (929) 203-0867 for international participants, and reference the Cano Health Second Quarter 2022 Earnings Conference Call and Conference ID 8371699. The conference call will also be webcast live in the “Events & Presentations” section of the Investor page of the Cano Health website.

A replay will be available in the “Events & Presentations” section of the Cano Health website for on-demand listening shortly after the completion of the call and will be available for 30 days.

Forward-Looking Statements
This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements relate to future events and involve known and unknown risks, uncertainties and other factors which are, in some cases, beyond our control and could materially affect actual results, performance or achievements. Such forward-looking statement include, without limitation, our anticipated results of operations, including our financial guidance for the 2022 fiscal year, our business strategies, our projected costs, prospects and plans, and other aspects of our operations or operating results. These forward-looking statements generally can be identified by phrases such as “will,” “expects,” “anticipates,” “foresees,” “forecasts,” “estimates” or other words or phrases of similar import. It is uncertain whether any of the events anticipated by the forward-looking statements will transpire or occur, or if any of them do, what impact they will have on our results of operations and financial condition. Important risks and uncertainties that could cause our actual results and financial condition to differ materially from those indicated in forward-looking statements include, among others, changes in market or industry conditions, regulatory environment, competitive conditions, and receptivity to our services; developments and uncertainties related to the DCE program; adverse effects on the Company’s business as a result of the restatement of our previously issued financial statements; our ability to realize expected results with respect to patient membership, total revenue and earnings; our ability to enter into new markets and continue our growth; our ability to integrate our acquisitions and achieve desired synergies; our ability to maintain our relationships with health plans and other key payors; the impact of COVID-19 on our business and results of operations; our future capital requirements and sources and uses of cash, including funds to satisfy our liquidity needs; and our ability to recruit and retain qualified team members and independent physicians. For a detailed discussion of the risks and uncertainties that could cause our actual results to differ materially from those expressed or implied by the forward-looking statements, please refer to our filings with the Securities and Exchange Commission (the “SEC”). All information provided in this press release is as of the date hereof, and we undertake no duty to update or revise this information unless required by law.

Non-GAAP Financial Measures
This press release contains certain non-GAAP financial measures as defined by the SEC rules. EBITDA and Adjusted EBITDA have not been prepared in accordance with United States generally accepted accounting principles (“GAAP”). EBITDA is defined as net income (loss) before interest, income taxes, depreciation and amortization. Adjusted EBITDA is defined as EBITDA, adjusted to add back the effect of certain expenses, such as stock-based compensation expense, de novo losses (consisting of costs associated with the ramp up of new medical centers and losses incurred for the twelve months after the opening of a new facility), acquisition transaction costs (consisting of transaction costs and corporate development payroll costs), restructuring and other charges, fair value adjustments in contingent consideration, loss on extinguishment of debt, and changes in fair value of warrant liabilities. We believe these non-GAAP financial measures provide an additional tool for investors to use in evaluating ongoing operating results and trends and in comparing our financial measures with other similar companies. We do not consider these non-GAAP measures in isolation or as an alternative to financial measures determined in accordance with GAAP.

These non-GAAP financial measures are subject to inherent limitations as they reflect the exercise of judgments by management about which expense, income and other items are excluded or included in determining these non-GAAP financial measures. In addition, other companies may calculate non-GAAP financial measures differently or may use other measures to evaluate their performance, all of which could reduce the usefulness of our non-GAAP financial measures as tools for comparison. A reconciliation of those measures to their most directly comparable GAAP measures is available under the heading “Reconciliation of Non-GAAP Measures.”

The Company has not reconciled its expectations as to non-GAAP measures in future periods to their most directly comparable GAAP measure because certain costs and expenses are outside of its control or cannot be reasonably predicted. Accordingly, reconciliation is not available without unreasonable effort, although it is important to note that these factors could be material to the Company’s results computed in accordance with GAAP.

About Cano Health
Cano Health (NYSE: CANO) is a high-touch, technology-powered healthcare company delivering personalized, value-based primary care to more than 280,000 members. With its headquarters in Miami, Florida, Cano Health is transforming healthcare by delivering primary care that measurably improves the health, wellness, and quality of life of its patients and the communities it serves. Founded in 2009, Cano Health has more than 4,000 employees, and operates primary care medical centers and supports affiliated providers in nine states and Puerto Rico. For more information, visit canohealth.com or investors.canohealth.com.

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Investor Relations Contact:
Jeffrey Geyer
Cano Health, Inc.
(786) 206-1930
investors@canohealth.com

Media Relations Contact:
Georgi Morales Pipkin
Cano Health, Inc.
(786) 206-3322
mediarelations@canohealth.com

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
UNAUDITED

	Three Months Ended June 30,		Six Months Ended June 30,
(in thousands, except share and per share data)	2022	2021	2022		2021
Revenue:
Capitated revenue	$655,493	$329,484	$1,329,844	$	$590,841
Fee-for-service and other revenue	33,880	14,097	63,671		27,342
Total revenue	689,373	343,581	1,393,515		618,183
Operating expenses:
Third-party medical costs	541,317	291,816	1,077,097		486,862
Direct patient expense	52,647	35,607	113,323		69,844
Selling, general and administrative expenses	106,179	47,159	202,849		82,168
Depreciation and amortization expense	19,836	7,945	38,872		13,791
Transaction costs and other	6,207	16,114	14,583		25,068
Change in fair value of contingent consideration	(5,764)	(496)	(10,425)		(211)
Total operating expenses	720,422	398,145	1,436,299		677,522
Income (loss) from operations	(31,049)	(54,564)	(42,784)		(59,339)
Other income and expense:
Interest expense	(13,134)	(9,714)	(26,418)		(20,340)
Interest income	2	1	3		2
Loss on extinguishment of debt	—	(13,225)	(1,428)		(13,225)
Change in fair value of warrant liabilities	30,175	39,215	57,337		39,215
Other income (expense)	251	(25)	530		(25)
Total other income (expense)	17,294	16,252	30,024		5,627
Net income (loss) before income tax expense	(13,755)	(38,312)	(12,760)		(53,712)
Income tax expense (benefit)	809	(2,023)	1,889		(1,309)
Net income (loss)	$(14,564)	$(36,289)	$(14,649)		$(52,403)
Net income (loss) attributable to non-controlling interests	(9,231)	(40,844)	(9,976)		(56,958)
Net income (loss) attributable to Class A common stockholders	$(5,333)	$4,555	$(4,673)		$4,555

Net income (loss) per share attributable to Class A common stockholders, basic	$(0.03)	$0.03	$(0.02)		$0.03
Net income (loss) per share attributable to Class A common stockholders, diluted	$(0.03)	$(0.06)	$(0.03)		$(0.06)
Weighted-average shares used in computation of earnings per share:
Basic	210,053,037	167,134,853	200,783,129		166,691,634
Diluted	474,580,471	168,884,315	465,310,563		167,571,198

CONDENSED CONSOLIDATED BALANCE SHEETS
UNAUDITED

	As of,
(in thousands)	June 30, 2022	December 31, 2021
Assets
Current assets:
Cash, cash equivalents and restricted cash	$47,847	$163,170
Accounts receivable, net of unpaid service provider costs	200,990	133,433
Prepaid expenses and other current assets	38,466	20,632
Total current assets	287,303	317,235
Property and equipment, net	106,198	85,261
Operating lease right of use assets	168,554	132,173
Goodwill	777,163	769,667
Payor relationships, net	561,733	576,648
Other intangibles, net	234,127	248,973
Other assets	6,327	13,582
Total assets	$2,141,405	$2,143,539
Liabilities and stockholders' equity
Current liabilities:
Current portion of notes payable	$6,444	$6,493
Current portion of finance lease liabilities	1,561	1,295
Current portion of contingent consideration	198	3,123
Accounts payable and accrued expenses	69,419	80,829
Current portions due to sellers	4,317	17,357
Current portion operating lease liabilities	20,726	15,275
Other current liabilities	39,390	36,664
Total current liabilities	142,055	161,036
Notes payable, net of current portion and debt issuance costs	914,890	915,266
Long term portion of operating lease liabilities	157,408	122,935
Warrants liabilities	22,807	80,144
Long term portion of finance lease liabilities	2,923	2,181
Contingent consideration	27,800	35,300
Other liabilities	32,525	28,109
Total liabilities	1,300,408	1,344,971
Stockholders’ Equity
Shares of Class A common stock	22	18
Shares of Class B common stock	27	30
Additional paid-in capital	495,642	397,443
Accumulated deficit	(83,433)	(78,760)
Total Stockholders' Equity before non-controlling interests	412,258	318,731
Non-controlling interests	428,739	479,837
Total Stockholders' Equity	840,997	798,568
Total Liabilities and Stockholders' Equity	$2,141,405	$2,143,539

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
UNAUDITED

	Six Months Ended June 30,
(in thousands)	2022	2021
Cash Flows from Operating Activities:
Net loss	$(14,649)	$(52,403)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization expense	38,872	13,791
Change in fair value of contingent consideration	(10,425)	(211)
Change in fair value of warrant liabilities	(57,337)	(39,215)
Loss on extinguishment of debt	1,428	13,225
Amortization of debt issuance costs	1,570	8,541
Non-cash lease expense	3,642	—
Stock-based compensation	31,600	3,680
Changes in operating assets and liabilities:
Accounts receivable, net	(67,557)	(6,441)
Other assets	7,158	(5,925)
Prepaid expenses and other current assets	(17,834)	(16,341)
Interest accrued due to seller	100	957
Accounts payable and accrued expenses	(9,362)	14,426
Other liabilities	10,621	7,816
Net cash provided by (used in) operating activities	(82,173)	(58,100)
Cash Flows from Investing Activities:
Purchase of property and equipment	(20,431)	(7,730)
Acquisitions of subsidiaries including non-compete intangibles, net of cash acquired	(4,995)	(614,394)
Payments to sellers	(3,847)	(23,963)
Net cash provided by (used in) investing activities	(29,273)	(646,087)
Cash Flows from Financing Activities:
Business Combination and PIPE financing	—	935,362
Payments of long-term debt	(3,222)	(402,572)
Debt issuance costs	(88)	(11,274)
Proceeds from long-term debt	—	295,000
Proceeds from delayed draw term	—	175,000
Repayments of delayed draw term	—	(2,350)
Proceeds from insurance financing arrangements	2,529	1,702
Payments of principal on insurance financing arrangements	(1,380)	(993)
Principal payments under finance leases	(679)	(64)
Repayment of equipment loans	(261)	(154)
Employee stock purchase plan withholding tax payments	(776)	—
Net cash provided by (used in) financing activities	(3,877)	989,657

Net increase (decrease) in cash, cash equivalents and restricted cash	(115,323)	285,470
Cash, cash equivalents and restricted cash at beginning of year	163,170	33,807
Cash, cash equivalents and restricted cash at end of period	$47,847	$319,277

Reconciliation of Non-GAAP
Adjusted EBITDA
UNAUDITED

	Three Months Ended June 30,		Six Months Ended June 30,
(in thousands)	2022	2021	2022	2021
Net loss	$(14,564)	$(36,289)	$(14,649)	$(52,403)
Interest income	(2)	(1)	(3)	(2)
Interest expense	13,134	9,714	26,418	20,340
Income tax expense (benefit)	809	(2,023)	1,889	(1,309)
Depreciation and amortization expense	19,836	7,945	38,872	13,791
EBITDA	$19,213	$(20,654)	$52,527	$(19,583)
Stock-based compensation	17,783	3,609	31,600	3,680
De novo (1)	19,469	8,543	35,285	14,383
Transaction costs (2)	7,842	16,976	17,713	26,794
Restructuring and other	1,016	2,811	3,602	3,222
Change in fair value of contingent consideration	(5,764)	(496)	(10,425)	(211)
Loss on extinguishment of debt	—	13,225	1,428	13,225
Change in fair value of warrant liabilities	(30,175)	(39,215)	(57,337)	(39,215)
Adjusted EBITDA	$29,384	$(15,201)	$74,393	$2,295

(1) De novo losses include those costs associated with the ramp up of new medical centers and losses incurred after the opening of a new facility. These costs collectively are higher than comparable expenses incurred once such a facility has been opened and is generating revenue, and would not have been incurred unless a new facility was being opened.

(2) Acquisition transaction costs included $1.6 million and $0.9 million for the three months ended June 30, 2022 and 2021, respectively, and $2.6 million and $1.7 million for the six months ended June 30, 2022 and 2021, respectively, of corporate development payroll costs. Corporate development payroll costs include those expenses directly related to the additional staff needed to support our acquisition activity.

Key Metrics

	Three Months Ended June 30,
	2022	2021	% Change
Members:
Medicare Advantage	123,768	103,812	19.2%
Medicare DCE	40,179	8,054	398.9%
Total Medicare	163,947	111,866	46.6%
Medicaid	70,254	25,178	179.0%
ACA	47,324	18,994	149.2%
Total members	281,525	156,038	80.4%

Member months:
Medicare Advantage	364,565	258,327	41.1%
Medicare DCE	122,301	23,924	411.2%
Total Medicare	486,866	282,251	72.5%
Medicaid	206,630	71,461	189.2%
ACA	139,355	57,816	141.0%
Total member months	832,851	411,528	102.4%

Per Member Per Month ("PMPM"):
Medicare Advantage	$1,196	$990	20.8%
Medicare DCE	$1,362	$1,221	11.5%
Total Medicare	$1,238	$1,010	22.6%
Medicaid	$223	$612	(63.6)%
ACA	$48	$14	242.9%
Total PMPM	$787	$801	(1.7)%

Medical centers	143	90

Key Metrics

	Six Months Ended June 30,
	2022	2021	% Change
Members:
Medicare Advantage	123,768	103,812	19.2%
Medicare DCE	40,179	8,054	398.9%
Total Medicare	163,947	111,866	46.6%
Medicaid	70,254	25,178	179.0%
ACA	47,324	18,994	149.2%
Total members	281,525	156,038	80.4%

Member months:
Medicare Advantage	718,980	483,157	48.8%
Medicare DCE	247,390	23,924	934.1%
Total Medicare	966,370	507,081	90.6%
Medicaid	408,827	134,369	204.3%
ACA	261,266	113,853	129.5%
Total member months	1,636,463	755,303	116.7%

Per Member Per Month ("PMPM"):
Medicare Advantage	$1,222	$985	24.1%
Medicare DCE	$1,371	$1,221	12.3%
Total Medicare	$1,260	$997	26.4%
Medicaid	$240	$613	(60.8)%
ACA	$53	$29	82.8%
Total PMPM	$813	$782	4.0%

Medical centers	143	90